Registration No. 333
                                    --------------------



    As filed with the Securities and Exchange
           Commission on March 14, 1996

--------------------------------------------------------

                     FORM S-8
                ------------------

              REGISTRATION STATEMENT
                      UNDER
            THE SECURITIES ACT OF 1933
                ------------------

          HARNISCHFEGER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

     DELAWARE                        39-1566457
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)     Identification No.)

13400 Bishops Lane, Brookfield, Wisconsin     53005
(Address of principal executive offices)   (Zip Code)

                ------------------

              JOY TECHNOLOGIES INC.
    SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
             (Full title of the plan)

               -------------------

              ERIC B. FONSTAD, ESQ.
 Senior Corporate Counsel and Assistant Secretary
          Harnischfeger Industries, Inc.
                13400 Bishops Lane
           Brookfield, Wisconsin  53005
     (Name and address of agent for service)

                  (414) 671-4400
(Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE
            -------------------------------------------------------
                                                        Proposed
                                         Proposed       Maximum
Title of Securities                       Maximum      Aggregate   Amount of
     to be              Amount to be   Offering Price  Offering  Registration
  Registered (1)       Registered (2)  Per Share (3)   Price (3)      Fee

Common Stock,
$1 par value           100,000 shares     $37.1875     $3,718,750   $1,285.00

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------


(1) Including one preferred share purchase right appertaining to each share of Common Stock pursuant to a Rights Agreement dated as of February 8, 1989 between the Registrant and The First National Bank of
     Boston, as Rights Agent.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on March 8, 1996, as reported in The Wall Street Journal.

                      PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Harnischfeger
Industries, Inc. (the "Registrant") (Commission File No.
1-9299) and the Joy Technologies Inc. Savings Plan for
Bargaining Unit Employees, as amended (the "Plan"), with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934 (the "1934 Act") are incorporated herein by reference by the Registrant and the Plan:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995;

(b)  The Registrant's Current Report on Form 8-K dated
     March 25, 1992, including specifically the description of the Registrant's Common Stock in
     Item 5 thereof (including any amendment or report filed for the purpose of updating such description), which updates the description contained in the Registrant's Registration Statement on Form 8-B filed on October 20, 1986;

(c)  The Registrant's Current Reports on Form 8-K dated
     December 4, 1995 and December 8, 1995; and

(d) The Plan's Annual Report on Form 11-K for the Plan's fiscal year ended December 31, 1994 filed concurrently herewith pursuant to Instruction A.2. to Form S-8.

     All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

     Not applicable.  See Item 3(b) above.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the
State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Section 14 of Article III of the Registrant's Bylaws provides for indemnification of any director, officer, employee or agent of the Registrant, or any person serving in the same capacity in any other enterprise at the request of the Registrant, under certain circumstances. Article 6 of the Registrant's Certificate of Incorporation eliminates the liability of directors of the Registrant under certain circumstances for breaches of fiduciary duty to the Registrant and its stockholders, as permitted by Section
102(b)(7) of the Delaware General Corporation Law.


     The Registrant is insured against certain liabilities which it may incur by reason of Section 14, Article III, of its Bylaws. In addition, officers and directors are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaws.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of
               1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration
               Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration
Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions referred to in Item 6 of the Registration
Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on March 14, 1996.


                    HARNISCHFEGER INDUSTRIES, INC.
                    (Registrant)



                    By: /s/ Francis M. Corby, Jr.
                    -----------------------------
                    Francis M. Corby, Jr.
                    Executive Vice President for
                    Finance and Administration


             ------------------------


                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Jeffery T. Grade and Francis M. Corby, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


            -------------------------


          Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*


Signature                     Title

                         Chairman and Chief Executive Officer
/s/ Jeffery T. Grade          (Principal Executive Officer)
--------------------------
Jeffery T. Grade

                         Executive Vice President for Finance
                         and Administration
/s/ Francis M. Corby, Jr.     (Principal Financial Officer)
--------------------------
Francis M. Corby, Jr.


                         Vice President and Controller
                         (Principal Accounting
 /s/ James C. Benjamin        Officer)
--------------------------
James C. Benjamin

/s/ Donna M. Alvarado
--------------------------    Director
Donna M. Alvarado

/s/ Larry D. Brady
--------------------------    Director
Larry D. Brady

/s/ John D. Correnti
--------------------------    Director
John D. Correnti

/s/ Harry L. Davis
--------------------------    Director
Harry L. Davis

/s/ Robert M. Gerrity
--------------------------    Director
Robert M. Gerrity

/s/ Robert B. Hoffman
--------------------------    Director
Robert B. Hoffman

/s/ Ralph C. Joynes
--------------------------    Director
Ralph C. Joynes

/s/ Herbert V. Kohler, Jr.
--------------------------    Director
Herbert V. Kohler, Jr.

/s/ Jean-Pierre Labruyere
--------------------------    Director
Jean-Pierre Labruyere

/s/ Robert F. Schnoes
--------------------------    Director
Robert F. Schnoes

/s/ Donald Taylor
--------------------------    Director
Donald Taylor


            -------------------------


* Each of these signatures is affixed as of March 14, 1996.

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on March 14, 1996.

                    JOY TECHNOLOGIES INC. SAVINGS PLAN
                    FOR BARGAINING UNIT EMPLOYEES

                    By: JOY TECHNOLOGIES INC.
                        Plan Administrator


                    By: /s/ Frank E. Joyce
                    -----------------------------------
                    Name: Frank E. Joyce
                    Title: Vice President of Human Resources

          HARNISCHFEGER INDUSTRIES, INC.
                (the "Registrant")
           (Commission File No. 1-9299)

                  EXHIBIT INDEX
                        TO
         FORM S-8 REGISTRATION STATEMENT

Exhibit                             Incorporated Herein by         Filed   Sequential
Number    Description                    Reference To              Herewith      Page No.

4.1(a)    Certificate of Incorporation   Exhibit 3(a) to the Regis-
          of Harnischfeger Industries,   trant's Registration State-
          Inc., dated September 16,      ment on Form S-4, File No. 33-
          1986                           8821

4.1(b)    Certificate of Designations    Exhibit 28.1(b) to the Regis-
          of Preferred Stock, Series D   trant's Current Report on Form
                                         8-K dated March 25, 1992

4.1(c)    Certificate of Amendment of    Exhibit 4.1(c) to the Regis-
          Certificate of Incorporation   trant's Registration Statement
          of Harnischfeger Industries,   on Form S-8 filed on January
          Inc., dated November 29, 1994  9, 1995 (Registration No. 33-
                                         57209)

4.2       Rights Agreement dated as of   Exhibit 1 to the Registrant's
          February 8, 1989 between       Registration Statement on Form
          Harnischfeger Industries, Inc. 8-A filed on February 9, 1989 and The First National Bank
          of Boston, as Rights Agent,
          which includes:  as Exhibit A,
          the Certificate of Designations
          of Preferred Stock, Series D,
          setting forth the terms of the
          Preferred Stock, Series D; as
          Exhibit B, the Form of Rights
          Certificate; and as Exhibit C,
          the Summary of Rights to Pur-
          chase Preferred Stock, Series D

4.3       Bylaws of Harnischfeger Indus-  Exhibit 3(b) to the
          tries, Inc., as amended on      Registrant's Annual Report
          December 11, 1995               on Form 10-K for the fiscal
                                          year ended October 31, 1995

5.1       Opinion of Counsel                                          X

5.2       Internal Revenue Service
          Determination Letter                                        X

23.1      Consent of Price Waterhouse LLP                             X

23.2      Consent of Arthur Andersen LLP                              X

23.3      Consent of Counsel                           Contained in Opinion
                                                       filed as Exhibit 5.1

24        Powers of Attorney                           Signature Page to this
                                                       Registration Statement

                                     EXHIBIT 5.1
                                     (Form S-8)


                                     March 14, 1996

Harnischfeger Industries, Inc.
13400 Bishops Lane
Brookfield, WI   53005

Gentlemen:

     I am providing this opinion in connection with the Registration Statement of Harnischfeger Industries, Inc.
(the "Company") on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the
"Act"), with respect to the proposed sale of up to 100,000 shares of Common Stock, $1 par value per share, of the Company (the "Shares") pursuant to the Savings Plan for
Bargaining Unit Employees (the "Plan") maintained by the
Company's subsidiary, Joy Technologies Inc. I have examined (i) the Registration Statement; (ii) the Company's
Restated Certificate of Incorporation and Bylaws, each as amended to date; (iii) the Plan; (iv) corporate proceedings relating to the adoption of the Plan and the issuance of the Shares; and (v) such other documents and records as I have deemed necessary in order to render this opinion. In rendering this opinion, I have relied as to certain factual matters on certificates of officers of the Company and of state officials.

     Based upon the foregoing, it is my opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2.   The Shares to be sold from time to time
          pursuant to the Plan which are original
          issuance shares, when issued and paid for as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable by the Company subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.
          Although Section 180.0622(2)(b) provides that such personal liability of shareholders shall be "to an amount equal to the par value of shares owned by them respectively, and to the consideration for which their shares without par value was issued," the Wisconsin Supreme
          Court, by a split decision without a written opinion, has affirmed a judgment holding shareholders of a corporation liable under the substantially identical predecessor statute in effect prior to January 1, 1991 (Section
          180.40(6)) for unpaid employee wages to an amount equal to the consideration for which their par value shares were issued rather than the shares' lower stated par value. Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street
          East Dinner Playhouse, Inc., 126 Wis. 2d 284,
          375 N.W.2d 664 (1985) (affirming the 1983
          decision of the Circuit Court for Dane County, Wisconsin, in Case No. 82-CV-0023). The
          Wisconsin Supreme Court has held that Section
          180.40(6) applies to shareholders of foreign corporations licensed to do business in the State of Wisconsin, which the Company is, as well as to shareholders of domestic corporations. Joncas v. Krueger, 61 Wis. 2d
          529, 213 N.W. 2d 1 (1973).

Harnischfeger Industries, Inc.
March 14, 1996
Page 2

     I consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving my consent, I do not admit that I am an "expert" within the meaning of
Section 11 of the Act, or that I come within the category of persons whose consent is required by Section 7 of the Act.

                         Very truly yours,


                         /s/ Eric B. Fonstad

                         Eric B. Fonstad, Esq.
                         Senior Corporate Counsel
                         and Assistant Secretary

INTERNAL REVENUE SERVICE                Exhibit 5.2
DISTRICT DIRECTOR
31 Hopkins Plaza
Baltimore, MD 21201-0000
                         Employer Identification Number:
                           13-3389174
Date: APR 6 1992         File Folder Number:
                           521000501
                         Person to contact:
                          Karl Zoric
JOY TECHNOLOGIES INC.    Contact Telephone Number:
301 Grant Street          (410) 962-3645
Pittsburgh, PA 15219     Plan Name:
                         SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                         Plan Number: 153

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied.
Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section
1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on May 22, 1991.

     This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure
91-41. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT
RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES
DESCRIBED IN REVENUE PROCEDURE 91-41.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.


                              Letter 835(00/CG)

JOY TECHNOLOGIES INC.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              /s/ H. J. Hightower

                              District Director

Enclosures:
Publication 794
PWBA 515

                              Letter 835(00/CG)

                                   Exhibit 23.1

    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
November 28, 1995, which appears in the 1995 Annual Report to Shareholders of Harnischfeger Industries, Inc.
("Harnischfeger") included in Harnischfeger's Current
Report on Form 8-K dated December 8, 1995, which is incorporated by reference in Harnischfeger's Annual Report on Form 10-K for the year ended October 31, 1995.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE, LLP
Milwaukee, Wisconsin
March 14, 1996

page>
                                   Exhibit 23.2

    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 16, 1995, included in the Form 11-K covering the Joy Technologies Inc. Savings Plan for Bargaining Unit Employees for the year ended December 31, 1994, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania,
February 12, 1996

March 14, 1996




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Form S-8 Registration Statement of Harnischfeger  Industries, Inc.
    (Commission File 1-9299) (the "Registrant")

Ladies and Gentlemen:

     Enclosed for filing via EDGAR is a Form S-8
Registration Statement relating to 100,000 shares of the Registrant's Common Stock to be offered for sale pursuant to the Joy Technologies Inc. Savings Plan for Bargaining
Unit Employees (the "Plan"), including the exhibits identified in the Registration Statement as being filed therewith. The Plan is maintained by the Registrant's wholly-owned subsidiary, Joy Technologies Inc. Pursuant to
Instruction A.2 to Form S-8, the Plan is concurrently filing its Annual Report on Form 11-K for the Plan's fiscal year ended December 31, 1994, which is incorporated by reference into the Registration Statement.

     The filing fee for this Registration Statement, in the amount of $1,285.00, was transmitted via wire transfer to Mellon Bank on March 13, 1996.

     The Registration Statement will be filed with the New
York Stock Exchange, on which the Registrant's Common Stock is listed, under separate cover.

Very truly yours,

HARNISCHFEGER INDUSTRIES, INC.

/s/ Eric B. Fonstad

Eric B. Fonstad
Senior Corporate Counsel
and Assistant Secretary

EBF:kah